UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 24, 2005

KMG America Corporation

(Exact Name of Registrant as Specified in Charter)

Virginia	1-32377	20-1377270
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7760 France Avenue South, 11th Floor Bloomington, Minnesota	55435
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 886-7463

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                                    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 24, 2005, the Compensation Committee of the Board of Directors of KMG America Corporation (the “Corporation”) met and awarded the following cash incentive bonuses for the performance of duties to the Corporation in the Corporation’s fiscal year ended December 31, 2004, to the named executive officers (as defined in Regulation S-K Item 402(a)(3)) listed below.

Name	Title	Incentive Award
Kenneth U. Kuk	Chairmen, President and Chief Executive Officer	$112,500

R. Dale Vaughan	President and Chief Operating Officer of Kanawha Insurance Company	$15,000

ITEM 5.05.                                    AMENDMENT TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS.

On March 24, 2005, at a meeting of the Board of Directors of the Corporation, the Board of Directors amended the Corporation’s Code of Business Conduct and Ethics (the “Code of Ethics”). The amendments clarify the Corporation’s policy on conflicts of interest with respect to outside activities of officers, employees and non-management members of the Board of Directors.  The amended Code of Ethics is effective as of March 24, 2005, and is available on the Corporation’s website at www.kmgamerica.com.  A copy of the amended Code of Ethics is attached hereto as Exhibit 14 and is incorporated herein by reference.

ITEM 9.01.                                    FINANCIAL STATEMENTS AND EXHIBITS.

(c)          Exhibits

Exhibit No.	Description

14	Code of Business Conduct and Ethics, as amended on March 24, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KMG AMERICA CORPORATION
(Registrant)

Date:	March 29, 2005	By:	/s/ James E. Nelson
James E. Nelson
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

14	Code of Business Conduct and Ethics, as amended on March 24, 2005.